Exhibit 10.1

FOURTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into effective as of December 27, 2012 (the “Effective Date”), by and among FLOTEK INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware (“Holdings”), CESI CHEMICAL, INC., a corporation organized under the laws of Oklahoma (“CESI Chemical”), CESI MANUFACTURING, LLC, a limited liability company formed under the laws of the State of Oklahoma (“CESI Manufacturing”), MATERIAL TRANSLOGISTICS, INC., a corporation organized under the laws of the State of Texas (“MTI”), TELEDRIFT COMPANY, a corporation organized under the laws of the State of Delaware (“Teledrift”), TURBECO, INC., a corporation organized under the laws of the State of Texas (“Turbeco”), USA PETROVALVE, INC., a corporation organized under the laws of the State of Texas (“USA Petrovalve”; and together with Holdings, CESI Chemical, CESI Manufacturing, MTI, Teledrift, and Turbeco, individually, each a “Borrower” and jointly and severally, the “Borrowers”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Lender (as defined in the hereinafter defined Credit Agreement) and as agent for the Lenders (in such capacity, “Agent”).

PRELIMINARY STATEMENTS

A. Borrowers, Lenders and the Agent are parties to that certain Revolving Credit and Security Agreement dated September 23, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

B. Borrower has advised the Agent and the Lenders that it desires to sell the patents listed on Schedule A attached hereto (the “Subject Patents”) to Halliburton Energy Services, Inc., a Delaware corporation, on or about the date hereof, (the “Subject Transaction”);

C. Borrowers have requested that Agent (i) make certain amendments to the Credit Agreement and (ii) consent to the Subject Transaction; and

D. Subject to the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and the Lenders are willing to (i) make such amendments to the Credit Agreement and (ii) issue their consent to the Subject Transactions, all as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

AMENDMENT

2.01 Amendment to Section 1.2; Amendment of Certain Definitions. The following definitions set forth in Section 1.2 of the Credit Agreement, are each hereby amended and restated in their entirety to read as follows:

“Advances” shall mean and include the Revolving Advances, Letters of Credit and Term Loan.

“Agreement” shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, extended, supplemented or otherwise modified from time to time.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter, dated as of the Fourth Amendment Effective Date, among Agent and the Borrowers, as the same may be amended, restated, supplemented or modified from time to time.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA of Holdings and its Subsidiaries on a consolidated basis, minus Unfinanced Capital Expenditures made during such period, minus cash taxes paid during such period, minus all cash distributions and cash dividends made during such period to (b) all Senior Debt Payments (excluding any payments in respect of (i) the Convertible Senior Unsecured Notes issued by Holdings on February 14, 2008, at par, in an aggregate original principal amount of $115,000,000 and (ii) the Convertible Senior Secured Notes issued by Holdings on March 31, 2010, at par, in an aggregate original principal amount of $36,000,000) during such period.

“Letter of Credit Sublimit” shall mean $10,000,000.

“Maximum Revolving Advance Amount” shall mean $50,000,000.

“Other Documents” shall mean, collectively, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, each Negative Pledge, the Notes, the Fee Letter, the Questionnaire, any Collateral Assignment of Acquisition Agreement, the Pledge Agreements, the Intellectual Property Security Agreement, any Guaranty, any Guarantor Security Agreement, any Lender-Provided Interest Rate Hedge, the Intercreditor Agreement, any lien subordination agreements, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Credit Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement (and shall include any amendment, restatement, renewal, supplement, ratification, confirmation, reaffirmation or other modification of any of the foregoing).

“Revolving Advances” shall mean Advances made other than Letters of Credit and the Term Loan.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus the amount of reserves (if any) established in accordance with section 2.1(a)(y)(iv), minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to any Borrower’s trade creditors which are sixty (60) days or more past due, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account, plus (iv) all other past due Indebtedness (excluding trade payables) included in the calculation of clause (iii) above.

2.02 Amendments to Section 1.1. Effective as of the Effective Date, the following definitions are added to Section 1.1 of the Credit Agreement in their proper alphabetical order:

“Applicable Margin” for Revolving Advances and the Term Loan shall mean, for (i) the period from the Fourth Amendment Date through and including April 30, 2013, the applicable percentage determined by reference to the following grid based upon the Borrowers’ Undrawn Availability (rather than average Undrawn Availability) on the Fourth Amendment Effective Date, after giving effect to all Revolving Advances made on such date, and (ii) thereafter, a rate per annum determined by reference to the following grid:

Level	Facility Usage	Eurodollar Rate Loans – Revolving Advances	Eurodollar Rate Loans – Term Loans	Base Rate Loans – Revolving Advances	Base Rate Loans – Term Loans
Level I	If Average Undrawn Availability is greater than 35% of the Maximum Revolving Advance Amount	1.50%	2.00%	0.50%	1.00%
Level II	If Average Undrawn Availability is greater than 25% but less than or equal to 35% of the Maximum Revolving Advance Amount	1.75%	2.25%	0.75%	1.25%
Level III	If Average Undrawn Availability is less than or equal to 25% of the Maximum Revolving Advance Amount	2.00%	2.50%	1.00%	1.50%

Adjustments, if any, in the Applicable Margin shall be implemented quarterly, on a prospective basis, based upon Agent’s calculation of the prior quarter’s Average Undrawn Availability commencing on March 31, 2013 and continuing on the last day of each fiscal quarter thereafter, effective as of the first day of the second month in the fiscal quarter immediately following such applicable quarter (i.e. May 1st, August 1st, September 1st and February 1st, as applicable). If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, that reduction shall be deferred until the first day of the first fiscal month following the date on which such Event of Default is waived or cured. Nothing set forth in this definition shall limit the applicability of the Default Rate upon the occurrence and during the continuance of an Event of Default.

If the Borrowers shall fail to deliver the financial statements, certificates and/or other information required under Section 9.2 by the dates required pursuant to such sections, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the Average Undrawn Availability reflected in such statements.

If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers or for any other reason, the Agent determines that (a) the Average Undrawn Availability as previously calculated as of any applicable date was inaccurate, and (b) a proper calculation of the Average Undrawn Availability would have resulted in different pricing for any period, then (i) if the proper calculation of the Average Undrawn Availability would have resulted in higher pricing for such period, the Borrowers shall automatically and retroactively be delegated to pay to the Agent, promptly upon demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Average Undrawn Availability would have resulted in lower pricing for such period, Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event a proper calculation of the Average Undrawn Availability would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.

“Average Undrawn Availability” shall mean, for any fiscal quarter, the sum of Borrower’s Undrawn Availability for each day during such quarter, divided by the number of days in such quarter, as evidenced by the monthly Borrowing Base Certificates delivered hereunder.

“Commitment Percentage” of any Lender shall mean the applicable percentage set forth opposite such Lender’s name on Schedule 1.2(a) as to the Advances, as the same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or Section 16.3(d) hereof.

“Contract Rate” shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

“Eligible Equipment” shall mean and include with respect to each Borrower, all such Equipment owned and held by such Borrower at one of Borrower’s locations in the continental United States that (i) Agent, in its reasonable discretion, deems to be eligible based on any credit or collateral considerations as agent deems reasonable and appropriate from time to time and (ii) is subject to a perfected, first priority security interest in favor of Agent, free of all Liens of any Person other than Permitted Encumbrances.

“Fourth Amendment” shall mean that certain Fourth Amendment to Revolving Credit and Security Agreement by and among the Borrowers and Agent, dated as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” shall mean December 26, 2012.

“Maximum Loan Amount” shall mean $75,000,000 less repayments of the Term Loan.

“Note(s)” shall mean the Revolving Credit Note, the Term Note and any additional promissory note evidencing the obligations under this agreement.

“Revolving Advance Commitment Percentage” of any Lender shall mean the applicable percentage set forth opposite such Lender’s name on Schedule 1.2(a) as to the Revolving Advances, and, as the same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or 16.3(d) hereof.

“Term Loan” shall mean the Advances made pursuant to Section 2.4 hereof.

“Term Loan Commitment Percentage” of any Lender shall mean the applicable percentage set forth opposite such Lender’s name on Schedule 1.2(a) as to the Term Loan, and, as the same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or 16.3(d) hereof.

“Term Loan Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

“Term Note” shall mean, collectively, the promissory notes described in Section 2.4 hereof.

2.03 Amendment to Section 1.2; Amendment of Certain Definitions. The definition of “Note” set forth in Section 1.2 of the Credit Agreement, is hereby deleted.

2.04 Amendment to Section 2.1. Effective as of the date hereof, the first sentence of Section 2.1(a) is hereby amended by adding “Revolving Advance” directly preceding “Commitment Percentage”.

2.05 Amendment to Section 2.1. Effective as of the date hereof, Section 2.1(a)(y)(ii)(C) is hereby amended by deleting “$20,000,000” referenced therein and adding “$30,000,000” in its place.

2.06 Amendment to Section 2.1. Effective as of the date hereof, Section 2.1(a)(y)(iv) is hereby amended and restated in its entirety to read as follows:

(iv) such reserves as Agent may deem proper and necessary in the exercise of its Permitted Discretion from time to time, including, without limitation, a reserve in an amount equal to the outstanding principal balance of all Senior Convertible Notes which are not purchased or redeemed for permanent retirement and cancellation on or about the Fourth Amendment Effective Date (the “Senior Convertible Notes Reserve”), such Senior Convertible Notes Reserve to be released in connection with the purchase or redemption of any such outstanding Senior Convertible Notes on or about February 13, 2013;

2.07 Addition of Section 2.4. Effective as of the date hereof, the Credit Agreement is hereby amended by addition a new section, Section 2.4, to read as follows:

2.4. Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrowers in the sum equal to such Lender’s Term Loan Commitment Percentage of $25,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: (a) commencing February 1, 2013, and continuing on the first Business Day of each and every calendar month thereafter, Borrowers shall pay to Agent equal monthly payments of principal in the aggregate amount of $297,619.05 (which amount has been agreed to by Borrowers and Lenders and based upon a seven year principal amortization schedule) and (b) the entire outstanding principal balance of this Term Loan, together with all accrued and unpaid interest, shall be due and payable in full, in cash, on the last day of the Term, if not sooner, by Borrowers; provided, however, if the principal amount of the Term Loan at any time outstanding exceeds an amount equal to eighty-five percent (85%) of the appraised net orderly liquidation value of Eligible Equipment (based on the most recent NOLV Appraisal received by Agent), Borrowers shall immediately prepay, upon request of Agent, the Term Loan in an amount sufficient to eliminate excess. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.4(a). The Term Loan may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrowing Agent may request. In the event that Borrowers desire to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (g) shall apply. Amounts repaid under the Term Loan may not be reborrowed.

2.08 Amendment to Section 2.5. Effective as of the date hereof, Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount less, in each case, the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit. The aggregate balance of Advances outstanding at any time shall not exceed the Maximum Loan Amount.

2.09 Amendment to Section 2.6. Effective as of the date hereof, subsection 2.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4(a) hereof and in the Term Note, subject to mandatory prepayments as herein provided.

2.10 Amendment to Section 2.12. Effective as of the date hereof, subsections 2.12(a) and (c) of the Credit Agreement are hereby amended to add “Revolving Advance” directly preceding “Commitment Percentage” in each instance where used.

2.11 Amendment to Section 2.13. Effective as of the date hereof, subsections 2.13(a) and (b) of the Credit Agreement are hereby amended to add “Revolving Advance” directly preceding “Commitment Percentage” in each instance where used.

2.12 Amendment to Section 2.20. Effective as of the date hereof, subsections 2.20(a), (b) and (c)(i) of the Credit Agreement are hereby amended and restated in its entirety to read as follows:

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Advance Commitment Percentages of Lenders. The Term Loan shall be advanced according to the Term Loan Commitment Percentages of Lenders.

(b) Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Revolving Advance Commitment Percentages of Lenders. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Term Loan Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

(c) (i) Notwithstanding anything to the contrary contained in Sections 2.20(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m., on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Revolving Advance Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Revolving Advance Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

2.13 Amendment to Section 2.21. Effective as of the date hereof, Section 2.21 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.21. Mandatory Prepayments.

(a) Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied, (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (y) second, to the outstanding Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(b) In the event of any issuance or other incurrence of Indebtedness or Equity Interests (including any capital contribution by Holdings, Borrowers or any of their respective Subsidiaries), Borrowers shall, no later than one (1) Business Day after the receipt by such Borrower, Holdings or any of their respective Subsidiaries of (a) the cash proceeds from any such issuance or incurrence of Indebtedness and (b) the net cash proceeds of any issuance of Equity Interests, as the case may be, repay the Advances in an amount equal to such cash proceeds or net cash proceeds, as applicable. Such repayments will be applied, (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (y) second, to the outstanding Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof. The foregoing shall not be deemed to be implied consent to any such issuance or incurrence of Indebtedness or Equity Interest prohibited by the terms and conditions hereof.

(c) In the event that Borrowers, Holdings or any of their respective Affiliates receives or is entitled to any refund, return or other repayment of the purchase consideration paid under the Acquisition Agreement (or any portion thereof), Borrowers shall cause all such amounts to be remitted directly to Agent (or, if such amounts are nonetheless received by Borrowers, Holdings or any such Affiliate, Borrowers shall, no later than one (1) Business Day after such receipt, cause all such amounts to be remitted to Agent) for repayment of the Obligations, until all Obligations have been indefeasibly paid in full. Such repayments shall be applied, (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (y) second, to the outstanding Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, payments received by Borrowers pursuant to any escrow agreement executed in connection with an Acquisition Agreement in respect of a breach by the sellers thereunder of any representation, warranty, covenant or agreement set forth in or made by such sellers pursuant to such Acquisition Agreement, shall be remitted to Agent and applied by Agent to the Revolving Advances, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

2.14 Amendment to Section 2.22. Effective as of the date hereof, Section 2.22(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to this transaction, (ii) finance Permitted Acquisitions, (iii) finance Capital Expenditures permitted pursuant to the terms hereof, (iv) purchase or redeem, for permanent retirement and cancellation, the Convertible Senior Notes and (v) provide for its working capital needs and reimburse drawings under Letters of Credit.

2.15 Amendment to Section 2.23. Effective as of the date hereof, Section 2.23(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Advances shall be incurred pro rata from Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Revolving Advance Commitment Percentage or Term Loan Commitment Percentage, and no Revolving Advance Commitment Percentage or Term Loan Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

2.16 Amendment to Section 3.1. Effective as of the date hereof, Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.1 Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the applicable Term Loan Rate (as applicable, the “Contract Rate”). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) at the option of Agent or at the direction of Required Lenders, the Obligations other than Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for

Domestic Rate Loans plus two (2%) percent per annum and (ii) Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Eurodollar Rate Loans plus two percent (2%) percent per annum (as applicable, the “Default Rate”).

2.17 Amendment to Section 3.2. Effective as of the date hereof, the first sentence of Section 3.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders in accordance with their Revolving Advance Commitment Percentages, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two percent (2.00%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee of one quarter of one percent (0.25%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, together with any and all customary administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all reasonable and documented out-of-pocket fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).

2.18 Amendment to Section 4.3. Effective as of the date hereof, Section 4.3 of the Credit Agreement is hereby amended by deleting “$500,000” and adding “$1,000,000” in its place.

2.19 Amendment to Section 7.6. Effective as of the date hereof, Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year thereafter, in an aggregate amount in excess of $20,000,000. For purposes of this Section 7.6, the amount of “lost in hole” revenue of Borrower shall be subtracted from the amounts deemed or paid for Capital Expenditures.

2.20 Amendment to Section 7.21. Effective as of the date hereof, Section 7.21 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.21 Convertible Senior Notes. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, or premium payable in connection with the repayment or redemption of the Convertible Senior Notes, except (a) regularly scheduled cash payments of interest due and owing to Convertible Senior Lenders under the Convertible Senior Notes, (b) on or about the Fourth Amendment Effective Date, the purchase or redemption, for permanent retirement and cancellation, of $50,000,000 of the Convertible Senior Notes, (c) in connection with the permanent redemption, retirement, and cancellation of the Convertible Senior Notes on or about February 13, 2013 and (c) as expressly permitted in writing by Agent.

2.21 Amendment to Section 9.9. Effective as of the date hereof, Section 9.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.9 Monthly Financial Statements. Furnish Agent for distribution to the Lenders within thirty (30) days after the end of each fiscal month, an unaudited balance sheet of Holdings and its Subsidiaries on a consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Holdings and its Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such calendar month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Holdings or its Subsidiaries. The reports shall be accompanied by a Compliance Certificate.

2.22 Amendment to Section 13.1. Effective as of the date hereof, Section 13.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 26, 2017, unless sooner terminated as herein provided.

2.23 Amendment to Section 16.2. Effective as of the date hereof, the first sentence of subsection 16.2(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) increase the Revolving Advance Commitment Percentage, the Term Loan Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Revolving Advance Amount.

2.24 Amendment to Section 16.3. Effective as of the date hereof, subsection 16.3(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Any Lender, with the consent of Agent and Borrowers (unless an Event of Default or Default has occurred and is continuing, in which case no consent of the Borrowers is required), which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”) in minimum amounts of not less than $1,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Advance Commitment Percentage and/or Term Loan Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Advance Commitment Percentages and/or Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Advance Commitment Percentages and/or Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

2.25 Amendment to Section 16.3. Effective as of the date hereof, the first sentence of subsection 16.3(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Term Loan under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording.

2.26 Addition of Schedule 1.2(a). The Credit Agreement is hereby amended by adding thereto an Schedule 1.2(a) in the form attached hereto as Schedule 1.2(a) – Lenders’ Commitments.

2.27 Addition of Exhibit 2.4. The Credit Agreement is hereby amended by adding thereto an Exhibit 2.4 in the form attached hereto as Exhibit 2.4.

ARTICLE III

CONDITIONS PRECEDENT; POST-CLOSING OBLIGATIONS

3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Agent:

(a) The Agent shall have received the following documents or items, each in form and substance satisfactory to the Agent and its legal counsel:

(i) this Amendment duly executed by each Borrower;

(ii) that certain Amended and Restated Revolving Credit Note in the original principal amount of $50,000,000 duly executed by Borrowers;

(iii) that certain Term Note in the original principal amount of $25,000,000 duly executed by Borrowers;

(iv) evidence that each document (including any Uniform Commercial Code financing statement) required by the Credit Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(v) the Consent, Ratification and Release, as attached to this Amendment, duly executed by each Guarantor;

(vi) the executed legal opinion of (i) Doherty & Doherty LLP and (ii) Crowe & Dunlevy PC, in each case, in form and substance satisfactory to Agent, which opinions shall cover such matters incident to the transactions contemplated by this Amendment, the Revolving Credit Note, the Other Documents, and related agreements as Agent may reasonably require and Borrowers hereby authorize and direct such counsel to deliver such opinions to Agent and Lenders; and

(vii) all other documents Agent may reasonably request with respect to any matter relevant to this Amendment or the transaction contemplated hereby;

(b) (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Credit Party or against the officers or directors of any Credit Party (A) in connection with this Amendment, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Credit Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(c) (i) since December 31, 2011, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(d) Borrowers shall have Undrawn Availability of at least $15,000,000, as evidenced by a Borrowing Base Certificate satisfactory to Agent in is sole discretion;

(e) The representations and warranties contained herein and in the Credit Agreement and the Other Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof; and

(f) No Default or Event of Default shall have occurred and be continuing.

ARTICLE IV

LIMITED CONSENT; NO WAIVER

4.01 Limited Consent. Subject to the satisfaction of the conditions set forth in Article III above and the immediately succeeding sentence, the Agent and the Lenders hereby consent to the Subject Transaction and, solely with respect to the Subject Transaction, hereby waive compliance by Borrower with any provisions of the Credit Agreement and the Other Documents that would otherwise prohibit the Subject Transaction. Agent’s and the Lenders’ consent to the Subject Transaction is given solely to the extent that all proceeds of the Subject Transaction are remitted to Agent to be applied pursuant to Section 2.21 of the Credit Agreement. Upon consummation of the Subject Transactions, Agent’s Liens in the Subject Patents shall be deemed automatically released and terminated.

4.02 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by the Agent or any Lender of any covenant or provision of the Credit Agreement (as amended hereby), the Other Documents, this Amendment, or of any other contract or instrument between any Borrower and the Agent or any Lender, and the failure of the Agent or any Lender at any time or times hereafter to require strict performance by any Borrower of any provision thereof shall not waive, affect or diminish any right of the Agent to thereafter demand strict compliance therewith. The Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument between any Borrower, Lenders and the Agent.

ARTICLE V

RATIFICATIONS, REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Borrower and the Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties with respect to Other Documents. Each Borrower hereby represents and warrants to the Agent that (a) the execution, delivery and performance of this Amendment and any and all Other Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Borrower and will not violate the

Articles or Certificate of Incorporation or By-Laws or the Certificate of Formation or Operating Agreement of any Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and the Other Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by the Agent; and (d) each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents, as amended hereby.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by the Agent or any closing shall affect the representations and warranties or the right of the Agent to rely upon them.

6.02 Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.03 Expenses of the Agent. Each Borrower jointly and severally agrees to pay on demand all reasonable costs and expenses incurred by the Agent in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the costs and fees of the Agent’s legal counsel, and all costs and expenses incurred by the Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Other Documents, including, without, limitation, the costs and fees of the Agent’s legal counsel.

6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, Lenders and each Borrower and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Lenders or the Agent to or for any breach of or deviation from any covenant or condition by any Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND THE AGENT.

6.11 Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM AGENT AND LENDERS TO SUCH BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS AND THE AGENT. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS, THE AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDERS AND THE AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDERS AND THE AGENT TO SUCH BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

BORROWERS:

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

CESI CHEMICAL, INC.

By:
Name:
Title:

CESI MANUFACTURING, LLC

By:
Name:
Title:

MATERIAL TRANSLOGISTICS, INC.

By:
Name:
Title:

TELEDRIFT COMPANY

By:
Name:
Title:

TURBECO, INC.,

By:
Name:
Title:

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:	Anita Inkollu
Title:	Vice President

CONSENT, RATIFICATION AND RELEASE

Each of the undersigned hereby consents to the terms of the Fourth Amendment to Revolving Credit and Security Agreement dated as of December 27, 2012 by and among by and among Flotek Industries, Inc., CESI Chemical, Inc., CESI Manufacturing, LLC, Material Translogistics, Inc., Teledrift Company, Turbeco, Inc., USA Petrovalve, Inc. and PNC Bank, National Association, as Agent and as a Lender (the “Amendment”), confirms and ratifies the terms of that certain Guaranty dated as of September 23, 2011 executed by each of the undersigned in favor of Agent and the other Lenders. Each of the undersigned acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that such undersigned has no defense, counterclaim, set-off or any other claim to diminish such undersigned’s liability under such documents, that such undersigned’s consent is not required to the effectiveness of the within and foregoing Amendment, and that no consent by any such undersigned is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Obligations, the Collateral, or any of the Other Documents. EACH OF THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE AMENDMENT AND THIS CONSENT ARE EXECUTED, WHICH EACH SUCH UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST AGENT, DOCUMENTATION AGENT OR ANY LENDER, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE REVOLVING CREDIT AND SECURITY AGREEMENT, AS AMENDED BY THE AMENDMENT, OR THE OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THE AMENDMENT AND THIS CONSENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]

GUARANTORS:

FLOTEK PAYMASTER, INC.

By:
Name:
Title:

PADKO INTERNATIONAL INCORPORATED

By:
Name:
Title:

PETROVALVE, INC.

By:
Name:
Title:

FLOTEK INTERNATIONAL, INC.

By:
Name:
Title:

Schedule 1.2(a)

Lender Commitments

Lender	Commitment Amount	Revolving Advance Commitment Percentage	Term Loan Commitment Percentage		Commitment Percentage
PNC BANK, NATIONAL ASSOCIATION	$75,000,000	100.00%	100.00%		100.00%

Total	$75,000,000	100%	0.	%	100%

Schedule A

1.	United States Patent No. 6,676,215 (B2), entitled DOWNHOLE SEPARATOR AND METHOD, filed September 6, 2002, having Application Serial Number 10/236,348, and issued on July 13, 2004;

2.	Canadian Patent No.2,497,929 (C), entitled DOWNHOLE SEPARATOR AND METHOD, having a priority date of September 6, 2002;

3.	Australian Patent No. 2003278716 (B2), entitled DOWNHOLE SEPARATOR AND METHOD, having a priority date of September 6, 2002;

4.	Chinese Patent No. 1327108 (C), entitled DOWNHOLE SEPARATOR AND METHOD, having a priority date of September 6, 2002; and

5.	Eurasian Patent No. 007040, entitled DOWNHOLE SEPARATOR AND METHOD, having a filing date of August 20, 2003;